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                                                                   EXHIBIT 10.20

                                                                  EXECUTION COPY

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                          SECURITIES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            AMERICASDOCTOR.COM, INC.

                                       AND

                 THE PURCHASERS IDENTIFIED ON SCHEDULE A HERETO

                               DATED: JUNE 1, 1999

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                          SECURITIES PURCHASE AGREEMENT

                                TABLE OF CONTENTS

SECTION 1. CERTAIN DEFINITIONS.........................................1
  1.1. Defined Terms...................................................1

SECTION 2. AUTHORIZATION AND SALE......................................4
  2.1. Authorization of Preferred Stock and Warrants...................4
  2.2. Sale and Purchase...............................................4
  2.3. The Closing.....................................................5

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION...........6
  3.1. Organization and Corporate Power................................6
  3.2. Authorization...................................................6
  3.3. Equity Investments..............................................7
  3.4. Capitalization..................................................7
  3.5. Shareholder Lists and Agreements................................8
  3.6. Financial Information...........................................8
  3.7. Absence of Undisclosed Liabilities..............................9
  3.8. Absence of Certain Changes......................................9
  3.9. Tax Matters....................................................11
  3.10. Title; Encumbrances; Burdensome Restrictions..................11
  3.11. Intellectual Property Rights..................................12
  3.12. Litigation....................................................13
  3.13. No Defaults...................................................13
  3.14. Labor Agreements and Actions..................................13
  3.15. Compliance....................................................14
  3.16. Insurance.....................................................14
  3.17. Conflicts.....................................................14
  3.18. Accounts; Related Transactions................................15
  3.19. Securities Law Compliance.....................................15
  3.20. No Consent or Approval Required...............................15
  3.21. Agreements....................................................16
  3.22. Brokers.......................................................18
  3.23. Employee Benefit Plans; Employees.............................18
  3.24. Investment Company Act........................................18
  3.25. Small Business Concern........................................18
  3.26. Real Property Holding Corporation.............................19
  3.27. Disclosure....................................................19
  3.28. Year 2000.....................................................19

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
            PURCHASERS................................................19

SECTION 5. CONDITIONS TO AND DELIVERIES AT CLOSING....................20
  5.1. Preferred Stock................................................21
  5.2. Accuracy of Representations and Warranties.....................21
  5.3. Performance....................................................21
  5.4. Corporate Proceedings; Consents, Etc...........................21
  5.5. Certificate of Secretary.......................................21
  5.6. Shareholders' Agreement and Registration Rights Agreement......21
  5.7. Adverse Proceedings; No Material Adverse Effect................22
  5.8. Small Business Administration Documentation....................22
  5.9. Absence of Liens...............................................22
  5.10. Opinion of Counsel............................................22


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  5.11. Effectiveness.................................................22
  5.12. Approvals.....................................................22
  5.13. Other Matters.................................................23

SECTION 6. COVENANTS..................................................23
  6.1 Negative Covenants..............................................23
  6.2 Equity Security Restrictions....................................25
  6.3 Affirmative Covenants...........................................26
  6.4 Compliance with Agreements......................................27
  6.5 Reservation of Common Stock.....................................27
  6.6 Proprietary Information.........................................27
  6.7 Public Disclosures..............................................28
  6.8 ERISA...........................................................28
  6.9 Best Efforts....................................................28
  6.10 Remedies of Series A Stock and Preferred Stock.................27
  6.11 Notice of Proposals............................................29

SECTION 7. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS,
            ETC.......................................................30

SECTION 8. ADDITIONAL REMEDIES........................................30

SECTION 9. EXPENSES...................................................31

SECTION 10. ADDITIONAL PROVISIONS.....................................31
  10.1. Successors and Assigns........................................31
  10.2. Entire Agreement..............................................32
  10.3. Notices.......................................................32
  10.4. Changes.......................................................34
  10.5. Counterparts..................................................34
  10.6. Headings......................................................34
  10.7. Nouns and Pronouns............................................34
  10.8  Governing Law; Consent to Jurisdiction........................34
  10.9  Publicity.....................................................35
  10.10. Severability.................................................35
  10.11. Construction.................................................35


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                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") made as of this 1st day of June, 1999, by and between AmericasDoctor.com, Inc., a Delaware corporation (the "Corporation"), and the purchasers identified on Schedule A hereto (the "Purchasers").

                                    RECITALS:

      Subject to the terms and conditions hereof, the Corporation desires to issue and sell, and the Purchasers desire to purchase, in the aggregate, up to 113,327 shares of Series B Redeemable Convertible Preferred Stock, $0.01 par value (the "Preferred Stock"), of the Corporation, and warrants to purchase (i) a number of shares of Common Stock, $0.01 par value, of the Corporation (the "Common Stock"), substantially in the form of Exhibit A hereto (the "Common Stock Warrants"), and (ii) up to 37,775 shares of Preferred Stock, substantially in the form of Exhibit B hereto (the "Preferred Stock Warrants " and, collectively with the Common Stock Warrants, the "Warrants").

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

      SECTION 1. CERTAIN DEFINITIONS.

      1.1. Defined Terms.

            As used in this Agreement, the following terms shall have the following meanings:

            "Action" shall mean any action, suit, proceeding, claim, arbitration or investigation.

            "Budget" shall mean the annual operating and capital budget of the Corporation, with monthly breakdowns prepared by management and signed by the Chief Executive Officer or the Chief Financial Officer of the Corporation.

            "Certificate of Designations" shall mean the Certificate of Designations for the Series B Redeemable Convertible Preferred Stock of AmericasDoctor.com, Inc., a copy of which is attached hereto as Exhibit C.

            "Certificate of Incorporation" shall mean the Corporation's Restated Certificate of Incorporation, as amended by the Certificate of Designations.

            " Closing" shall mean the Initial Closing and the Subsequent
Closing.

            "Closing Date" shall mean the date of the Initial Closing or the date of the Subsequent Closing, as applicable.


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            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Commission" shall mean the United States Securities and Exchange Commission.

            "Common Stock" shall have the meaning set forth in the recitals hereto.

            "Common Stock Warrants" shall have the meaning set forth in the recitals hereto.

            "Corporation" shall mean AmericasDoctor.com, Inc., a Delaware corporation.

            "Designated Persons" shall mean the former and present directors, officers and employees of, and consultants to, the Corporation.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

            "Fair Market Value" shall mean the amount per share of Preferred Stock which a willing buyer would pay a willing seller in an arm's-length transaction, as determined in good faith by the board of directors of the Corporation based on an opinion of an independent investment banking firm reasonably acceptable to the holders of a majority of the outstanding shares of Preferred Stock with an established national reputation as a value of securities, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate, without any minority or illiquidity discount.

            "Initial Closing" shall mean the closing of the transactions contemplated under Section 2.3(a) of this Agreement.

            "Intellectual Property Rights" shall mean all industrial and intellectual property rights, including without limitation, Proprietary Information, patents, patent applications, patent rights, mask works, mask work applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae.

            "IRS" shall mean the Internal Revenue Service.

            "Javelin" shall mean TD Javelin Capital Fund, L.P., a Delaware limited partnership, a small business investment Company licensed by the SBA, and its successors and assigns.

            "Operative Documents" shall mean, collectively, this Agreement and the Exhibits hereto.


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            "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

            "Preferred Stock" shall have the meaning set forth in the recitals hereto.

            "Preferred Stock Warrants " shall have the meaning set forth in the recitals hereto.

            "Proprietary Information" shall mean all customer lists, source and object code, algorithms, architecture, structure, display screens, layouts, processes, inventions, trade secrets, know-how, development tools, software and other proprietary rights owned by the Corporation pertaining to any product or service manufactured, marketed or sold, or proposed to be manufactured, marketed or sold (as the case may be), by the Corporation or used, employed or exploited in the development, license, sale, marketing or distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including without limitation, manuals, memoranda, know-how, notebooks, records and disclosures.

            "Purchasers" shall mean the persons and entities identified on Schedule A hereto.

            "Recent Balance Sheet" shall have the meaning set forth in Section 3.6(a)(iii).

            "Recent Financial Statements" shall have the meaning set forth in
Section 3.6(a)(iii).

            "Register", "Registered", "Registration" and "Registration Statement" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

            "Registration Rights Agreement" shall mean the Second Amended and Restated Registration Rights Agreement among the Corporation, Premier Research Worldwide, Ltd., Medical Advisory Systems, Inc., The Wyndhurst Capital Group, LLC, and the Purchasers substantially in the form attached hereto as Exhibit D.

            "Related Transaction" shall have the meaning set forth in Section 3.18.

            "SBA" shall mean the United States Small Business Administration.

            "SBIC" shall mean each of Javelin or Origen and "SBICs" shall mean Javelin and Origen, collectively.

            "SBIC Act" shall mean the Small Business Investment Act of 1958, as amended.


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            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

            "Shareholders' Agreement" shall mean the Second Amended and Restated Shareholders' and Voting Agreement by and among the Corporation, the Purchasers, the holders of Series A Stock (as defined below), and the Common Stock and Warrant holders identified therein substantially in the form attached hereto as Exhibit E.

            "Subsequent Closing" shall mean the closing of the transactions contemplated under Section 2.3(b) of this Agreement.

            "Taxes" shall mean all federal, state, county, local and foreign income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding and other taxes (including penalties and interest).

            "Warrants" shall have the meaning set forth in the recitals hereto.

      SECTION 2. AUTHORIZATION AND SALE.

      2.1. Authorization of Preferred Stock and Warrants.

            The Corporation has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of up to 113,327 shares of Preferred Stock. The Corporation has authorized the granting, pursuant to the terms of this Agreement, of warrants to purchase shares of its Common Stock and Preferred Stock. Pursuant to the terms of the Warrants, the Corporation has duly authorized the issuance of 37,775 shares of Preferred Stock upon exercise of the Preferred Stock Warrants and will authorize, upon the Number of Shares (as defined therein) being fixed, the Common Stock for which such Warrants are then exercisable. The Corporation has, or before the Closing will have, filed the Certificate of Designations with the Secretary of State of the State of Delaware.

      2.2. Sale and Purchase.

            a) Subject to the terms and conditions of this Agreement, at the Closing, the Corporation will sell and issue to GE Capital Equity Investments, Inc. ("GE") and Tullis-Dickerson Capital Focus II, L.P. ("TD" and together with GE, the "Initial Purchasers") and the Initial Purchasers will purchase the number of shares of Preferred Stock and Warrants indicated on Schedule A hereto opposite each such Initial Purchaser's name for the aggregate purchase price payable by such Initial Purchaser specified on Schedule A, for an aggregate purchase price of $6,875,043.

            b) As promptly as practicable following Small Business Administration approvals ("SBA Approvals") of the purchase by TD Origen Capital Fund, L.P. and TD Javelin Capital Fund, L.P. (together, the "Subsequent Purchasers"), but in no event later than sixty (60) days after the Initial Closing, the Subsequent Purchasers will purchase the number of shares of Preferred Stock and Warrants indicated on Schedule A hereto


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opposite each such Subsequent Purchaser's name for the aggregate purchase price payable by such Subsequent Purchaser specified on Schedule A, for an aggregate purchase price of $625,003.92. In the event that SBA Approvals are not obtained within sixty (60) days after the Initial Closing, TD will purchase the number of shares of Preferred Stock and Warrants indicated on Schedule A hereto opposite each Subsequent Purchaser's name for the aggregate purchase price payable by such Subsequent Purchaser specified on Schedule A, for an aggregate purchase price of $625,003.92.

            c) The Corporation will use the proceeds from the sales of the Preferred Stock and Warrants for product development, working capital and other valid corporate purposes.

      2.3. The Closing.

            a) The closing of the sale and purchase of the Preferred Stock and Warrants under Section 2.2(a) of this Agreement (the "Initial Closing")shall take place on the date hereof at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, or at such other place as is mutually agreeable to the Corporation and the Initial Purchasers.

            b) The closing of the sale and purchase of the Preferred Stock and Warrants under Section 2.2(b) of this Agreement (the "Subsequent Closing")shall take place not later than the earlier of (i) five days after receipt of the SBA Approvals and (ii) the 60th day following the Initial Closing at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, or at such other place as is mutually agreeable to the Corporation and the Subsequent Purchasers.

            c) At each Closing, the Corporation shall deliver to each of the Purchasers a certificate for the shares of Preferred Stock and Warrants being purchased by such Purchaser at such Closing as set forth on Schedule A hereto, registered in the name of such Purchaser (or its nominee), against payment to the Corporation of the purchase price set forth in Section 2.2(a) and 2.3(b), as applicable, by wire transfer, check or other method acceptable to the Corporation.

            d) If at the Closing any of the conditions specified in Section 5 shall not have been fulfilled, each of the Purchasers shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.


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      SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

            The Corporation represents and warrants to each of the Purchasers as follows:

      3.1. Organization and Corporate Power.

            The Corporation:

            a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            b) has all requisite corporate power and authority to own, lease and operate its properties currently owned, leased and operated, to carry on its business as currently conducted and to execute, deliver and perform this Agreement; and

            c) is duly qualified as a foreign corporation and in good standing to do business in all such jurisdictions, if any, in which the conduct of its business or its ownership, leasing or operation of property as then conducted, owned, leased or operated, requires such qualification, except for those jurisdictions in which failure to so qualify would not have a material adverse effect on the business or assets of the Corporation.

            d) will have all requisite power and authority to execute and deliver the Operative Documents, to carry out the transactions contemplated thereby, and to issue and deliver the Preferred Stock and the Warrants, and the Common Stock or Preferred Stock, as the case may be, issuable upon exercise of the Warrants.

      3.2. Authorization.

            a) The execution, delivery and performance by the Corporation of the Operative Documents have been duly authorized by all requisite corporate action by the Corporation, and the Operative Documents constitute the valid and binding obligations of the Corporation, enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principals of equity.

            b) The issuance, sale and delivery of the Preferred Stock and Warrants and, upon exercise of the Warrants or the conversion of the Preferred Stock, the Common Stock or Preferred Stock, as the case may be, issuable with respect to such exercise or conversion, have been duly authorized by all requisite corporate action of the Corporation, and when issued, sold and delivered in accordance with this Agreement and the Warrants, if applicable, the Preferred Stock will be validly issued and outstanding, fully paid and nonassessable with only limited liability attaching solely to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others. When issued and delivered in accordance with the terms of the Certificate of Incorporation and the Warrants, the Common Stock issuable upon the


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conversion of the Preferred Stock and the exercise of the Warrants will be validly issued and outstanding, fully paid and nonassessable with only limited liability attaching solely to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

      3.3. Equity Investments.

      Except for AmericasDoctor.com Medical Mall, Inc., a Delaware corporation (the "Subsidiary"), the Corporation has never had, nor does it presently have, any subsidiaries, nor has it owned, nor does it presently own, any capital stock or other proprietary interest or other voting control, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity. The Subsidiary has no material assets, liabilities or operations.

      3.4. Capitalization.

            a) The authorized capital stock of the Corporation, immediately prior to the Closing, will consist of (i) 2,500,000 shares of Common Stock, 534,579 of which shares are issued and outstanding and (ii) 1,000,000 shares of preferred stock, of which 133,333 shares designated as Series A Convertible Preferred Stock (the "Series A Stock") are issued and outstanding. All of the issued and outstanding shares of the Corporation's capital stock have been duly authorized and validly issued and are fully paid and non-assessable and all securities previously issued and sold by the Corporation were issued and sold in compliance with applicable Federal securities laws. Except as set forth in
Schedule 3.4 attached hereto, no other shares of the Corporation's capital stock or securities convertible into or exchangeable for shares of the Corporation's capital stock have been issued or reserved for issuance, and except as set forth in Schedule 3.4 attached hereto or contemplated by the Operative Documents, (A) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Corporation is authorized or outstanding, (B) there is not any, commitment or offer of the Corporation to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Corporation, (C) the Corporation has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof and (D) there are no restrictions on the transfer of the Corporation's capital stock other than compliance with applicable Federal and state securities laws. Except as contemplated by the Operative Documents or as set forth in Schedule 3.4 attached hereto, no person or entity is entitled to
(1) any preemptive or similar right with respect to the issuance of any capital stock of the Corporation or (2) any rights with respect to the registration of any capital stock of the Corporation under the Securities Act.

            b) Immediately after consummation of the transactions contemplated hereby at the Closing, the authorized capital stock of the Corporation will consist of (i) 2,500,000 shares of Common Stock, of which 534,579 shares will be issued and


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outstanding, fully paid and nonassessable, and (ii) 1,000,000 shares of preferred stock, 133,333 of which shares have been designated as Series A Stock and are issued and outstanding, fully paid and nonassessable and 151,084 shares will be designated as the Series B Convertible Redeemable Preferred Stock, of which 113,327 shares will be issued and outstanding, fully paid and non assessable.

            c) All shares of Common Stock issuable upon conversion of the outstanding Series A Stock and the Series B Stock being issued at the Closings have been reserved for issuance upon conversion of such Preferred Stock.

      3.5. Shareholder Lists and Agreements.

            Schedule 3.5 annexed hereto sets forth a true and complete list of all shareholders and other security holders of the Corporation showing the number of shares of Common Stock or other securities held by each Shareholder or security holder. Except as set forth in Schedule 3.5 attached hereto or otherwise as contemplated by the Operative Documents, there are no agreements, written or oral, between the Corporation and any of the holders of the Corporation's capital stock, or between or among any holders of the Corporation's capital stock, relating to the acquisition, disposition or voting of such capital stock.

      3.6. Financial Information.

            a) The Corporation has previously delivered to the Purchasers the following financial information:

            (i) the Corporation's financial projections, dated May, 30 1999 and related statements of income;

            (ii) the balance sheet of the Corporation as of March 31, 1999 (the "Recent Balance Sheet") and the related statements of income and schedules, prepared by the Corporation (together with the Recent Balance Sheet, the "Recent Financial Statements");

            (iii) the draft audited balance sheet of the Corporation as of June
                  30, 1998 and the related statements of income and cash flow, prepared by the Corporation's independent auditors; and

            (iv) the balance sheet of the Corporation as of December 31, 1998 and the related statements of income and cash flow.

            For purposes of this Agreement, "Financial Statements" mean all of the financial statements referred to in clauses (ii), (iii), and (iv) of this
Section 3.6(a).


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            b) The projections referenced in Section 3.6(a)(i) above were prepared based upon good faith assumptions and represent the Corporation's reasonable estimate of future results based upon information available as of the date of such projections.

            c) To the Corporation's best knowledge, (i) the Financial Statements (together with any notes and schedules thereto) are true, correct and complete,
(ii) are in accordance with the books and records of the Corporation, (iii) fairly present the financial condition of the Corporation as of the dates indicated and the results of operations and cash flow of the Corporation for the periods indicated and (iv) have been prepared in accordance with generally accepted accounting principles consistently applied.

      3.7. Absence of Undisclosed Liabilities.

            Except as disclosed in the Recent Financial Statements, as listed on
Schedule 3.7 attached hereto, or for liabilities incurred in the ordinary course and in amounts not greater than incurred for a comparable period in the prior fiscal year, and except for changes in such amounts consistent with the growth of the Corporation's business in subsequent periods, as of the date of this Agreement, (a) the Corporation has no liability of any nature (matured or unmatured, fixed or contingent) which was not provided for or disclosed on the Recent Balance Sheet, (b) all liability reserves, if any, established by the Corporation were adequate in all respects and were established by the Corporation in accordance with generally accepted accounting principles consistently applied, and (c) there are no loss contingencies (as such term is used in "Statement of Financial Accounting Standards No. 5" issued by the Financial Accounting Standards Board in March 1975) which were not adequately disclosed in the Recent Financial Statements as required by said Statement No.
5. There were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which were not adequately provided for on the Recent Balance Sheet.

      3.8. Absence of Certain Changes.

            Except as listed on Schedule 3.8 attached hereto and, with respect to the capitalization, as listed on Schedule 3.4 attached hereto, since March 31, 1999, there has not been:

            a) any material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of the Corporation or any occurrence or circumstance or combination thereof which could reasonably be expected to result in any such material adverse change;

            b) any funds borrowed or any obligations or liabilities (absolute or contingent) incurred by the Corporation, except as incurred in the ordinary course of business consistent with past practices, or any endorsement, assumption or guaranty of payment or collection of any obligation of any other person or entity;


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            c) any discharge or satisfaction by the Corporation of any lien or encumbrance or payment of any obligation or liability (absolute or contingent) other than current liabilities reflected in the Recent Financial Statements;

            d) any agreement or arrangement entered into by the Corporation granting preferential rights to purchase any of the assets, properties or rights of the Corporation (including management and control thereof), or requiring the consent of any party to a transfer or assignment of such assets, properties or rights (or change in the management or control thereof), or providing for the merger or consolidation of the Corporation with or into another corporation, association or business entity;

            e) any amendment or termination of any material contract, agreement or license to which the Corporation is a party, except in the ordinary course of business consistent with past practices;

            f) any transaction entered into by the Corporation other than in the ordinary course of business consistent with past practices;

            g) any material asset or property of the Corporation made subject to a lien of any kind;

            h) any waiver of any valuable right of the Corporation, or, except in the ordinary course of business consistent with past practices, the cancellation of any debt or claim held by the Corporation;

            i) any declaration, setting aside or payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Corporation, or any agreement or commitment therefor;

            j) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Corporation except in the ordinary course of business consistent with past practices;

            k) any loan by the Corporation to, or any loan to the Corporation from, any officer, director, employee or shareholder of the Corporation, or any agreement or commitment therefor, except advances in the ordinary course of business for reasonable travel and entertainment expenses in customary amounts;

            l) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property or business of the Corporation;

            m) any change in the accounting methods or practices followed by the Corporation; or

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            n) any agreement entered into to do any of the foregoing described in clauses (a) through (m) above.

      3.9. Tax Matters.

            Except as provided on Schedule 3.9 attached hereto, the Corporation has filed all federal, state, county, and local tax returns and tax reports required to be filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all of the foregoing are true, correct and complete. All Taxes required to have been paid or accrued by the Corporation have been fully paid or are adequately provided for on the Recent Balance Sheet. No issues have been raised (and are currently pending) by the IRS or any other taxing authority concerning the Corporation's liability for Taxes, and no waivers of statutes of limitations have been given or requested with respect to the Corporation. There is no tax lien of any kind outstanding against the assets, property, or business of the Corporation. All deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the IRS or by appropriate state or departmental tax authorities of the federal, state or local income tax, sales tax or franchise tax returns of or with respect to the Corporation have been fully paid or are adequately provided for on the Recent Balance Sheet and no proposed (but unassessed) additional taxes, interest or penalties have been asserted. The provisions for taxes in the Recent Balance Sheet are sufficient for the payment of all accrued and unpaid federal, state or local and foreign taxes as of such date. The Corporation has not (i) elected to be treated as a collapsible corporation pursuant to Section 341(f) of the Code, nor (ii) made any other elections pursuant to the Code that would have an adverse effect on the Corporation, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or assets. Except as provided in Schedule 3.9 attached hereto, the Corporation has not made any material payments, is not obligated to make any material payments and is not a party to any agreement that under certain circumstances could obligate it to make any material payments that would be treated as a "golden parachute" payment under the Code. The Corporation is not a party to any tax allocation or sharing agreement. The Corporation has not (i) been a member of an affiliated group filing a consolidated federal income tax return, and (ii) had liability for the Taxes of any entity under Treasury Regulation ss. 1.502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

      3.10. Title; Encumbrances; Burdensome Restrictions.

            The Corporation does not own and has never owned any real property. The items of personal property of the Corporation reflected on the Recent Financial Statements are in good operating condition and repair, reasonable wear and tear excepted, are suitable for the purposes for which they are presently used or then used in the conduct of its business, are structurally sound and free from patent defects and there is no material expenditure presently required in order to maintain such condition and state of repair or replace any tangible personal property. Except as set forth on Schedule 3.10 attached hereto, and, with respect to certain leasehold interests and licenses for the use of assets, as set forth in the Recent Financial Statements, the Corporation owns good and valid title (or leasehold title, as the case may be) to all property and assets, real, personal or fixed, tangible or intangible, used by it in its operations as presently conducted or as proposed to be conducted, subject to no mortgages, liens, security interests, pledges, charges or other encumbrances of any kind. The Corporation is not obligated under any contract or agreement or subject to any charter or other corporate restriction which adversely affects its business, properties, assets, prospects or condition (financial or otherwise). The Corporation is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned properties. The Corporation, in its capacity as lessee, is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its leased properties. The Corporation has not received any notice of violation with which it has not complied.

      3.11. Intellectual Property Rights.

            a) A complete list of the Intellectual Property Rights of the Corporation is set forth on Schedule 3.11 to this Agreement. Except as provided on Schedule 3.11 attached hereto, there are no Intellectual Property Rights necessary or required to enable the Corporation to carry on its respective business as now conducted and as presently proposed to be conducted. Except as provided on Schedule 3.11 attached hereto, no third party has any ownership right, title, interest, claim in or lien on any of the Intellectual Property Rights of the Corporation and there are no restrictions on the Corporation's use or right to use the Intellectual Property Rights. The Corporation has not granted or assigned to any other person or entity any right to make, have made, assemble or sell the products or proposed products or to provide the services or proposed services of the Corporation. To the best knowledge of the Corporation, no other Person is using or infringing upon the Corporation's Intellectual Property Rights.

            b) Except as provided on Schedule 3.11 attached hereto, the Corporation has not violated or infringed, is not currently violating or infringing, and has not received any communications alleging that it (or any of its employees or consultants) has violated or infringed or, by conducting its business as presently conducted or proposed to be conducted, would violate or infringe, the Intellectual Property Rights of any other person or entity. No third party has claimed or has reason to claim that any Designated Person has
(a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party,
(b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Corporation which suggests that such a claim might be contemplated. No Designated Person has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and no Designated Person has violated any confidential relationship which such Designated Person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Corporation, and the Corporation has no reason to believe there will be any such employment or violation. None of the execution or delivery of this Agreement, or the carrying on of the business of the Corporation as officers, employees or agents by any Designated Person, or the conduct or proposed conduct of the business of the Corporation, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such Designated Person is obligated or under any judgment, decree or order of any court or administrative agency to which such Designated Person is subject.

      3.12. Litigation.

            Except as provided on Schedule 3.12 attached hereto, there is no Action pending (or, to the best knowledge of the Corporation, currently threatened) against the Corporation, or its existing or proposed business or activities, properties or assets or, to the best knowledge of the Corporation, against any Designated Person in connection with such Designated Person's relationship with, or actions taken on behalf of, the Corporation. There is no factual or legal basis for any such Action that might result, individually or in the aggregate, in any material adverse change in the business, properties or financial condition of the Corporation. The Corporation is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality and there is no Action by the Corporation currently pending or which the Corporation intends to initiate.

      3.13. No Defaults.

            The Corporation is not in default under its Certificate of Incorporation or bylaws. The Corporation is not in default: (a) under any note, indenture, mortgage, other instrument evidencing indebtedness, lease, purchase or sales order, or any other material contract, agreement or instrument to which it is a party or by which it or any of its property is bound or affected or (b) with respect to any order, writ, injunction, judgment or decree of any court or any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality. To the best knowledge of the Corporation, there exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, a default under any of the foregoing.

      3.14. Labor Agreements and Actions.

            The Corporation is not bound by or subject to any contract, commitment or arrangement with any labor union, and no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Corporation. There is no strike or other labor dispute involving the Corporation pending nor, to the best knowledge of the Corporation, threatened, nor is the Corporation aware of any labor organization activity involving its employees.

      3.15. Compliance.

            Except as provided on Schedule 3.15 attached hereto, the Corporation
(a) has complied in all material respects with all federal, state, local and foreign laws, ordinances, regulations and orders applicable to its businesses or the ownership of its assets, and the Corporation has not received notice of any claimed default with respect to such laws, ordinances, rules and regulations; and (b) has or has applied for all federal, state, local and foreign governmental licenses and permits necessary or required to enable it to carry on its business as now conducted and as proposed to be conducted. To the Corporation's best knowledge, such licenses and permits, if issued, are in full force and effect, no violations have been recorded in respect of any such licenses or permits, and no proceeding is pending or, to the best knowledge of the Corporation, threatened to revoke or limit any thereof. None of the aforesaid licenses and permits shall be affected in any material adverse respect by any Operative Document. The business of the Corporation as presently conducted and as proposed to be conducted does not and will not, violate any laws, ordinances, regulations or orders relating to the practice of medicine, except as could not reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets, liabilities, business or prospects of the Corporation.

      3.16. Insurance.

            To the Corporation's best knowledge, all policies of commercial general liability, professional liability, theft, fidelity, life, fire, product liability, worker's compensation, health, excess liability and other forms of insurance held by the Corporation are valid and enforceable policies and are outstanding and duly in force and all premiums with respect thereto are paid to date. The amounts of coverage under such policies of insurance for the assets and property of the Corporation are (a) adequate against risks usually insured against by Persons operating similar businesses and operating similar properties and (b) in compliance in all respects with all federal, state, local and foreign laws, ordinances, regulations and orders applicable to its business that govern such amounts. There is no default with respect to any provision contained in any insurance policy, nor has there been any failure to give any notice or present any claim under any insurance policy in a timely fashion or in the manner or detail required by the policy. There are no outstanding claims under any insurance policy. No insurance policy provides for retrospective or retroactive premium adjustments. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any insurance policy has been received by the Corporation. The Corporation has not been refused any insurance, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last five years.

      3.17. Conflicts.

            The execution and delivery of the Operative Documents by the Corporation, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof by the Corporation and the issuance, sale and delivery of Preferred Stock by the Corporation, will not (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Corporation or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, the Certificate of Incorporation or bylaws, or under any note, indenture, mortgage, lease, purchase or sales order or other material contract, agreement or instrument to which the Corporation is a party or by which it or any of its property is bound or affected, or (iii) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation.

      3.18. Accounts; Related Transactions.

            All accounts and notes receivable of the Corporation as of the date of the Recent Balance Sheet and all accounts and notes receivable arising between such date and the Closing Date are and will be valid and subsisting and represent and will represent accounts actually accrued in the ordinary course of business consistent with past practices. There have been no accounts receivable of the Corporation converted to notes receivable or otherwise extended. Except as provided on Schedule 3.18 attached hereto, no current or former stockholder, director, officer or employee of the Corporation nor any relative or "associate" (as defined in the rules and regulations promulgated under the Exchange Act) of any such Person, is presently, directly or indirectly through his or its affiliation with any other person or entity, a party to any transaction with the Corporation providing for the furnishing of services (other than employment of such individuals by the Corporation) by or to, or the sale of products by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by, any such Person in excess of an aggregate of $1,000.00. For purposes of this Agreement, a transaction of the type described in this Section
3.18 is sometimes herein referred to as a "Related Transaction".

      3.19. Securities Law Compliance.

            The Corporation has not offered any Common Stock, or any security or securities similar to the Common Stock or the Preferred Stock, for sale to, or solicited any offers to buy any of the foregoing from, or otherwise approached or negotiated in respect thereof, with any Person or Persons other than a limited number of institutional or other sophisticated investors deemed to be "accredited investors" as such term is defined in Rule 501(a) of Regulation D adopted under the Securities Act and no more than thirty five unaccredited investors, and in accordance with, the Securities Act.

      3.20. No Consent or Approval Required.

            Except as provided on Schedule 3.20 attached hereto and for the filing of any notice subsequent to the Closing that may be required under applicable federal securities laws (which, if required, shall be filed on a timely basis as may be so required), no permit, consent, approval or authorization of, or declaration to, or filing with, any

Person (governmental or private) is required for the valid authorization, execution, delivery and performance by the Corporation of the Operative Documents or for the valid authorization, designation, issuance, sale and delivery of the Preferred Stock, or the carrying out by the Corporation of the transactions contemplated hereby.

      3.21. Agreements.

            a) Except as listed on Schedule 3.21 attached hereto, (x) the Corporation is not a party to any written or oral contract not made in the ordinary course of business and (y) whether or not made in the ordinary course of business, the Corporation is not a party to any written or oral:

            (i)   contract with any labor union;

            (ii) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements;

            (iii) contract for the employment of any officer, individual employee or other person on a full-time basis or any contract with any person on a consulting basis;

            (iv) bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others;

            (v) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing of a lien on any assets of the Corporation;

            (vi)  guaranty of any obligation for borrowed money or otherwise;

            (vii) lease or agreement under which the Corporation is lessee of or holds or operates any property, real or personal, owned by any other party;

            (viii)lease or agreement under which the Corporation is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation;

            (ix) agreement or other commitment for capital expenditures in excess of $10,000.00;

            (x) distributor, dealer, manufacturer's representative or sales agency agreement which is not terminable on less than ninety
                  (90) days' notice without cost or other liability to the Corporation (except for agreements which, in the aggregate, are not material to the business of the Corporation);

            (xi) contract, agreement or commitment under which the Corporation is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party;

            (xii) contract, agreement or commitment under which the Corporation has issued, or may become obligated to issue, any shares of capital stock of the Corporation, or any warrants, options, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of its capital stock;

            (xiii) contract, agreement or commitment under which the Corporation is obligated to repurchase or otherwise acquire or retire any shares of its capital stock;

            (xiv) contract, agreement or commitment with officers, directors, employees or shareholder of the Corporation or persons or entities related to or affiliated with any such persons;

            (xv) contract, agreement or commitment relating to product development;

            (xvi) agreements which limit the freedom of the Corporation or its employees, officers or directors to engage in any area of business or to compete with any other person or entity; or

            (xvii) any other contract, agreement, arrangement or understanding which is material to the operation of the business of the Corporation.

The Corporation has furnished to the Purchasers true and correct copies of all such written agreements and other documents.

            b) Except as contemplated by the Operative Documents, no Person has any right to cause the Corporation to effect the registration under the Securities Act of any shares of Common Stock, Preferred Stock or any other securities (including without limitation, debt securities) of the Corporation.

            c) Except as provided in Schedule 3.21 attached hereto, the execution, delivery and performance by the Corporation of the Operative Documents and the offering, issuance and sale of the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock and upon the exercise of the Warrants does not and will not conflict with or result in any violation of, breach of or default under any purchase order issued by the Corporation for an amount equal to or in excess of $5,000 or any other contract, obligation or commitment of the Corporation, or any charter provision, bylaw or corporate restriction of the Corporation, or result in the creation of any lien, charge, security interest or encumbrance of any nature upon any of the properties or assets of the Corporation or violate any instrument, agreement, judgment, decree, order, statute, rule or governmental regulation applicable to the Corporation or to which the Corporation is a party or by which it or any of its properties are bound.

      3.22. Brokers.

            Except as provided on Schedule 3.22 attached hereto, neither the Corporation, nor any of its officers, directors, employees or stockholders have employed any broker or finder in connection with the transactions contemplated by this Agreement.

      3.23. Employee Benefit Plans; Employees.

            a) Except as provided on Schedule 3.23 attached hereto, the Corporation has no employee benefit plans, pension, retirement, deferred compensation, profit sharing, bonus, incentive, stock option, severance, health, life, disability, group insurance or other plans, programs or arrangements.

            b) No employee of the Corporation will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

            c) The Corporation is not aware that any officer, director, executive or management employee of or consultant to the Corporation has any plans to terminate his relationship with the Corporation. Except as provided in
Schedule 3.23 attached hereto, the Corporation is in compliance with and has been in compliance with all applicable laws relating to the employment of labor, including without limitation, provisions relating to wages, laws, equal opportunity, collective bargaining and the payment of social security and other taxes. Except as provided on Schedule 3.23 attached hereto, all employees of the Corporation are engaged on a full-time basis.

      3.24. Investment Company Act.

            The Corporation is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

      3.25. Small Business Concern.

            The Company represents and warrants to the SBICs that the Company, taken together with its "affiliates" (as that term is defined in 13 C.F.R. ss.121.103), is a "Small Business Concern" within the meaning of 15 U.S.C. ss.662(5), that is Section 103(5) of the Small Business Investment Act of 1958, as amended (the "Act"), and the regulations thereunder, including 13 C.F.R. ss.107, and meets the applicable size eligibility criteria set forth in 13 C.F.R. ss.121.301(c)(1) or the industry standard covering the industry in which the Company is primarily engaged as set forth in 13 C.F.R. ss.121.301(c)(2). Neither the Company nor any of its subsidiaries presently engages in any activities for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. ss.107.

      3.26. Real Property Holding Corporation.

            The Corporation is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

      3.27. Disclosure.

            Neither this Agreement nor any other written document, certificate, instrument or statement furnished or made to the Purchasers by or on behalf of the Corporation in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Corporation which materially adversely affects the business, properties or financial condition of the Corporation which has not been set forth in this Agreement or in the other documents, certificates, instruments or statements furnished to the Purchasers by or on behalf of the Corporation.

      3.28. Year 2000.

            The computer systems and software created by the Corporation are able to accurately process, provide and/or receive date data, including but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century including leap year calculations. To the Corporation's knowledge, each vendor of products or services to the Corporation will continue to furnish its products or services to the Corporation without interruption or material delay on and after January 1, 2000. To the Corporation's knowledge, any and all computer hardware, software, firmware and other product or service furnished by any vendor to the Corporation, including any and all enhancements, upgrades, customizations, modifications, maintenance and the like, are able to accurately process, provide and/or receive date data, including but not limited to, calculating, comparing and sequencing from into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century including leap year calculations.

      SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

            Each of the Purchasers, severally and not jointly, represents, warrants and covenants to the Corporation that:

            a) the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Shareholders' Agreement have been duly authorized by all requisite action by the Purchasers and each constitutes the valid and binding obligation of the Purchasers, enforceable in accordance with its terms;

            b) it is acquiring the Preferred Stock and Warrants for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act;

            c) it understands that the Preferred Stock and Warrants have not been, and will not be, registered under the Securities Act, in each case by reason of its issuance by the Corporation in a transaction exempt from the registration requirements of the Securities Act; and that the Preferred Stock and Warrants must be held by it indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration;

            d) it understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if and when applicable, Rule 144 may only afford the basis for sales in limited amounts;

            e) it will not transfer the Preferred Stock or Warrants except in compliance with the Shareholders' Agreement, the Registration Rights Agreement and applicable law;

            f) it has not employed any broker or finder in connection with the transactions contemplated by this Agreement;

            g) (i) it is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act, and by reason of its business and financial experience, and the business and financial experience of those persons retained by it to advise it with respect to its investment in the Preferred Stock, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment and (ii) it is familiar with the business of the Corporation and has had the opportunity to ask questions of the officers and directors of the Corporation and to obtain such information about the financial condition of the Corporation as it has requested; and

            h) it is aware that each certificate representing shares of Preferred Stock or Common Stock issued pursuant to the transactions contemplated hereby (including upon exercise of Warrants or conversion of Preferred Stock) shall contain a legend substantially to the effect set forth on Exhibit F hereto.

      SECTION 5. CONDITIONS TO AND DELIVERIES AT CLOSING.

            The obligations of each of the Purchasers hereunder are subject to the satisfaction of the following conditions at or before the Initial Closing; provided, however, that each of the following conditions may be waived in writing, in advance, by the approval of each of the Purchasers:

      5.1. Preferred Stock.

            The Purchasers shall have received the Preferred Stock to be issued in connection with such Closing which shall have been duly authorized, issued and executed by the Corporation. The gross proceeds to the Corporation from the sale of the Preferred Stock and Warrants at the Initial Closing shall be no less than $6,875,043.

      5.2. Accuracy of Representations and Warranties.

            To the Corporation's best knowledge, each representation and warranty contained in Section 3 and in the Operative Documents shall be true on and as of such Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

      5.3. Performance.

            The Corporation shall have performed and complied with all agreements and conditions contained in this Agreement and in the Operative Documents required to be performed or complied with by the Corporation prior to or at the Closing.

      5.4. Corporate Proceedings; Consents, Etc.

            All corporate and other proceedings to be taken and all waivers and consents to be obtained in connection with the transactions contemplated by the Operative Documents shall have been taken or obtained and all documents incident thereto shall be satisfactory in form and substance to each of the Purchasers and to their counsel and each of the Purchasers shall have received all such originals or certified or other copies of such documents it may reasonably have requested.

      5.5. Certificate of Secretary.

            The Purchasers shall have received a certificate of the Secretary of the Corporation, dated the date of the Closing, to the effect that (i) attached thereto is a true and complete copy of the Certificate of Incorporation and the bylaws of the Corporation (as amended through such date) as in effect on the date thereof, (ii) the Certificate of Incorporation and the bylaws are sufficient in form and substance to permit the transactions contemplated in the Operative Documents, (iii) attached thereto is a true and complete copy of resolutions adopted by the Board of Directors authorizing the execution, delivery and performance of the Operative Documents, the execution, issuance and delivery of the Preferred Stock and Warrants, and certifying that such resolutions are the only resolutions of the Board of Directors with respect to such matters, (iv) the Corporation is in good standing in reliance on a good standing certificate from the Secretary of State of the State of Delaware as of a recent date.

      5.6. Shareholders' Agreement and Registration Rights Agreement.

            The Shareholders' Agreement and the Registration Rights Agreement shall have each been executed and delivered by the Corporation and such other parties named therein. In addition, the Corporation and such parties shall have complied with all of the terms and conditions of the Shareholders' Agreement, including without limitation, the placement of legends required to be placed on securities owned by such parties.

      5.7. Adverse Proceedings; No Material Adverse Effect.

            No suit, action, or other proceeding seeking to restrain, prevent or change the transactions contemplated hereby, in the Registration Rights Agreement or in the Shareholders' Agreement or otherwise questioning the validity or legality of such transactions shall have been instituted and be pending. No event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist since March 31, 1999, that, individually or in the aggregate, has constituted or resulted in or could reasonably be expected to constitute or result in, a material adverse effect on the Corporation other than as may be due to a change in general economic conditions.

      5.8. Small Business Administration Documentation.

            On or before the closing of the Investment, the SBIC shall have received from the Company SBA Form 480 (Size Status Declaration) and SBA Form 652 (Assurance of Compliance ) which have been completed and executed by the Company, and SBA Form 1031 (Portfolio Finance Report), Parts A and B of which has been completed by the Company (the "SBA Documents").

      5.9. Absence of Liens.

            The Corporation's business and assets shall be free and clear of all liens, claims, security interests and encumbrances whatsoever except as set forth on Schedule 3.9 attached hereto.

      5.10. Opinion of Counsel.

            The Purchasers shall have received opinions from Rifkin, Livingston, Levitan & Silver, LLC and Simpson Thacher & Bartlett, counsel for the Corporation, dated the Closing Date, addressed to the Purchasers, and satisfactory in form and substance to Purchasers.

      5.11. Effectiveness.

            The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

      5.12. Approvals.

            The Board of Directors of the Corporation shall have each duly approved this Agreement, the Shareholders' Agreement, the Registration Rights Agreement, the Certificate of Designations, the Warrants and the transactions contemplated under each of the foregoing, and the Purchasers shall have received a certificate of an officer of the Corporation certifying the resolutions or the Board of Directors of the Corporation with respect to such approvals. Any shareholder approval required in connection with the transaction contemplated hereby shall have been obtained, and the Purchasers shall have received a certificate of an officer of the Corporation certifying the resolutions of the shareholders of the Corporation with respect to such approvals.

      5.13. Other Matters.

            All business and legal due diligence shall have been satisfactorily completed by each of the Purchasers and their counsel, as determined in each of the Purchasers' sole discretion. All corporate, legal, governmental, administrative and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

SECTION 6. COVENANTS.

      6.1 Negative Covenants.

            The Corporation will not, without the consent of holders of at least a majority of the Preferred Stock (other than holders as to which the Corporation has reasonably withheld its consent to the assignment or transfer of the benefit of such covenants as contemplated by Section 10.1), from and after the date hereof:

            (i) redeem, purchase or otherwise acquire, or permit any subsidiary to redeem, purchase or otherwise acquire, any of the Corporation's equity securities or any securities exercisable for, exchangeable for or convertible into such equity securities, except to the extent permitted pursuant to the terms and provisions of the Certificate of Incorporation, except for redemptions, purchases or acquisitions (i) in connection with obligations existing on the date hereof under the Shareholders' Agreement and the Employment Agreement, dated as of February 1, 1999, between the Corporation and Scott M. Rifkin, M.D.; (ii) in connection with delivery of equity securities or any securities exercisable for, exchangeable for or convertible into such equity securities of the Corporation upon the exercise, conversion or exchange of (a) the warrants, options or convertible securities outstanding on the date hereof ; (b) the Warrants;
      (c) the Series A Stock; (d) the Preferred Stock; and (e) warrants issued to Wyndhurst in connection with the transactions contemplated hereby;
      (iii) using available cash of the Corporation in an amount not to exceed $500,000 in the aggregate; and (iv) purchases financed through issuances of equity securities or any securities exercisable for, exchangeable for or convertible into such equity securities of the Corporation at a price per share of Common Stock (determined on an as converted basis in the case of any securities exercisable for, exchangeable for or convertible into such equity securities) not less than the price per share of Common Stock being paid in conjunction with such redemption, purchase or acquisition;

            (ii) unless approved by the Corporation's board of directors, make, or permit any subsidiary to make, any loans or advances to, guarantees for the benefit of, or investments in, any person (other than a wholly-owned subsidiary), except for (a) advances to employees in the ordinary course of business and (b) investments having a stated maturity no greater than one year from the date the Corporation makes such investment in obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, certificates of deposit of commercial banks having combined capital and surplus of at least $50 million, commercial paper with a rating of at least "Prime-1" according to Moody's Investors Service, Inc. or money-market funds with assets of at least $25 million;

            (iii) enter into, or permit any of its subsidiaries to enter into, any agreement or instrument, which by its terms would restrict the Corporation's ability to perform any of its obligations pursuant to the terms of this Agreement, the Registration Rights Agreement, the Certificate of Incorporation, the Shareholders' Agreement or the Company's bylaws (including, without limitation, all obligations relating to making redemptions of the Preferred Stock);

            (iv) directly or indirectly, or permit any subsidiary to directly or indirectly, enter into, amend or terminate any Related Transaction, without the approval of the Board of Directors of the Corporation, except for the payment of salary and benefits in the ordinary course of business;

            (v) increase the compensation paid to any of the Corporation's officers, except pursuant to any employment agreement or arrangement as in existence as of the Closing, or enter into any new or amended employment agreement or arrangement with any officer of the Corporation, unless such increase, agreement or arrangement is approved by a majority of the disinterested members of the Compensation Committee of the Corporation;

            (vi) incur, assume or otherwise suffer to exist any Debt, except (i) Debt reflected on the Corporation's Recent Balance Sheet and delivered to the Purchasers in connection with the issuance of the Preferred Stock;
      (ii) capitalized lease obligations in an amount not to exceed $500,000 in the aggregate at any time outstanding; (iii) arising under a bank credit facility entered into by the Corporation after the date hereof on commercially reasonable terms in an aggregate amount at any time outstanding not to exceed $3,000,000; and (iv) each Note (as defined in the Shareholders' Agreement (for purposes of this Agreement, "Debt" means, without duplication, (a) all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, (b) all obligations, contingent of otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of the Corporation or its subsidiaries, (c) all capitalized lease obligations (to the extent required by generally accepted accounting principles to be included on the balance sheets) and
      (d) all obligations (contingent or otherwise) to guarantee, purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Debt of another person);

            (vii) sell, lease or exchange, or permit any subsidiary to sell, lease or exchange, any assets of the Corporation and/or any subsidiary representing in the aggregate more than 10% of the Company's consolidated net worth determined in accordance with United States generally accepted accounting principles consistently applied, except for sales, leases, exchanges and licenses in the ordinary course of business;

            (viii) acquire (including pursuant to a merger or consolidation), or permit any subsidiary to acquire, all or any substantial portion of the business or assets of any person, where the acquisition involves an aggregate consideration of more than $7,500,000, unless after giving effect to such transaction or series of transactions, the Corporation would be in compliance with the covenants set forth in this Section 6.1;

            (ix) declare, pay or set aside any dividends or distributions on any class of stock; or

            (x) engage in any business or line of business other than the hosting, development and provision of interactive consumer healthcare networks, related internet health care business and related electronic commerce.

      6.2 Equity Security Restrictions.

            The Corporation will not, without the consent of holders of at least a majority of the Preferred Stock outstanding, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable or exercisable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features), or any equity securities (or any securities convertible into, or exchangeable or exercisable for, any equity securities) ranking senior as to dividends or upon liquidation to the Preferred Stock.

      6.3 Affirmative Covenants.

            The Corporation will, and will cause each subsidiary to:

            (i) at all times cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

            (ii) maintain and keep its properties in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times, except where the failure to so comply would not have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Corporation and its subsidiaries taken as a whole;

            (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same become delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its property, to the extent to which the failure to so pay or discharge might reasonably be expected to have a material adverse effect upon the business, assets, financial condition, results of operations or prospects of the Corporation and its subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

            (iv) comply with all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due to the extent to which the failure to so comply might reasonably be expected to have a material adverse effect upon the business, assets, financial condition, results of operations or prospects of the Corporation and its subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

            (v) comply with all applicable laws, rules, regulations and orders of all domestic and foreign governmental authorities, including, without limitation, the Foreign Corrupt Practices Act and environmental laws or regulations or requirements, the violation of which might reasonably be expected to have a material adverse effect upon the business, assets, financial condition, results of operations or prospects of the Corporation and its subsidiaries taken as a whole;

            (vi) apply for and use its best efforts to continue in force with responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business and, without limiting the foregoing, maintain "key man" life insurance covering Scott M. Rifkin (so long as such individual is an employee of the Corporation) and naming the Corporation as beneficiary in the amount of $1,000,000 for such policy, the proceeds of which will be available for general corporate purposes of the Corporation; and

            (vii) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

      6.4 Compliance with Agreements.

            The Corporation will use its best efforts to perform and observe (i) all of its obligations to each holder of the Preferred Stock and Warrants and all of its obligations to each holder of the underlying Common Stock and Preferred Stock set forth in the Certificate of Incorporation (as amended prior to the Closing) and the Corporation's bylaws and (ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Rights Agreement.

      6.5 Reservation of Common Stock.

            The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, the number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Preferred Stock and Common Stock which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation will take all such actions as may be necessary to assure that all such shares of Preferred Stock and Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of stock may be listed (except for official notice of issuance which will be promptly transmitted by the Corporation upon issuance).

      6.6 Proprietary Information.

            The Corporation will, and will cause each subsidiary to, use its best efforts to possess and maintain all material Proprietary Information which the Corporation deems necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license or right for, all material Proprietary Information used by the Corporation or any subsidiary in the conduct of their respective businesses.

      6.7 Public Disclosures.

            The Corporation will not, nor will it permit any subsidiary to, disclose any Purchaser's name or identity as an investor in the Corporation in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction in which case prior to making such disclosure the Corporation will use reasonable efforts to give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and will permit such Purchaser to review and comment upon the form and substance of such disclosure.

      6.8 ERISA.

            Neither the Corporation nor any subsidiary shall incur any material liability with respect to retiree medical or death benefits or unfunded benefits payable after termination of employment. All employee benefit plans and arrangements maintained or contributed to by the Corporation, any subsidiary or any ERISA Affiliate shall be maintained in compliance in all material respects with all applicable law, including any reporting requirements. With respect to any plan maintained by or contributed to by the Corporation or any subsidiary, neither the Corporation nor any subsidiary will fail to make any contribution due from it under the terms of such plan or as required by law. An "ERISA Affiliate" for purposes of this Section is any trade or business, whether or not incorporated, which, together with the Corporation, is under common control, as described in Section 414(b) or (c) of the Code.

      6.9 Best Efforts.

            The Corporation will take or cause to be taken all actions and make or cause to be made all filings necessary or appropriate in connection with the consummation of the transactions contemplated by this agreement and the performance of the Corporation's obligations hereunder.

      6.10 Remedies of Preferred Stock.

            (a) If on any date (i) the Corporation shall have breached in any material respect any of the covenants set forth in Section 6.1(i), (iii), (iv),
(v), (vi), (vii), (viii), (ix) or (x) or Section 6.2 of this Agreement and such breach continues for a period of 30 days after notice in writing by a majority in interest of the Purchasers, or (ii) any court or regulatory or administrative agency shall have issued a judgment or ruling that the Corporation or any subsidiary is engaged in the practice of medicine and such judgment or ruling is reasonably likely to result in a material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of the Corporation and its subsidiaries taken as a whole (each of (i) and (ii), a "Material Breach"), then, within 15 days of the first such occurrence, the Corporation shall notify the holders in writing that either (A) the number of directors constituting the Board of Directors of the Corporation has been increased by one director (the "Additional Director"), and the holders of the Preferred Stock, by vote of the holders of a majority of the shares of Preferred Stock, shall have the right to elect such Additional Director who shall be in addition to the remaining directors; or (B) the Corporation has granted to each holder of Preferred Stock the right, at such holder's option (subject to clause (c) below), exercisable by written notice to the Corporation within 90 days after written notice by the Corporation of its election under this clause (B), to require the Corporation to repurchase all, but not less than all, of its shares of Preferred Stock at a redemption price equal to the greater of (i) the liquidation value of each such share plus all accrued and unpaid dividends thereon, and (ii) the Fair Market Value per share. Payment of the redemption price shall be made by the Corporation within 60 days after the date of receipt of a written notice of redemption and surrender of the certificates representing the holder's shares of Preferred Stock at the Corporation's principal office. In the case of any increase in the size of the Board of Directors pursuant to this paragraph, the Additional Director shall continue as director and such additional voting rights shall continue, until such time as such Material Breach shall have been cured. If any Material Breach shall have occurred and is continuing more than 180 days after such occurrence or if any further Material Breach shall occur then, notwithstanding the Corporation's election of the remedy prescribed in clause (A) above, each holder of Preferred Stock shall thereafter have the option to exercise the rights prescribed in each of clauses (A) and (B) above.

            (b) The rights of the holders of Preferred Stock under paragraph (a) shall revest in the event of each and every subsequent Material Breach.

            (c) The foregoing rights of holders of Preferred Stock to take any actions as provided in this Section 6.10 may be exercised only by action of the holders of a majority of the outstanding shares of Preferred Stock, as the case may be.

            (d) If the funds of the Corporation legally available for redemption of the shares of Preferred Stock surrendered for redemption are insufficient to redeem the total number of shares of Preferred Stock surrendered for redemption, those funds which are legally available will be used to redeem the maximum possible number of shares of Preferred Stock surrendered for redemption ratably among the shares of Preferred Stock so surrendered. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Stock so surrendered for redemption, such funds will immediately be used to redeem any such shares of Preferred Stock ratably.

            (e) No share of Preferred Stock is entitled to any dividends declared after the date on which the redemption price of such share is paid. On such date all rights of the holder of such shares will cease, and such shares will not be deemed to be outstanding.

            (f) Any shares of Preferred Stock which are redeemed or otherwise acquired by the Corporation will be cancelled and will not be reissued, sold or transferred.

            6.11 Notice of Proposals. The Corporation shall notify the Purchasers promptly of any proposals received by the Corporation or made by the Corporation with respect to any material business combination transaction and shall keep the Purchasers informed of the status thereof on a reasonably current basis.

            6.12 Transfers. Prior to a Qualified IPO (as defined in the Stockholders' Agreement), no Purchaser shall transfer any shares of Preferred Stock without transferring a pro rata portion of the Warrants held by it.

            The covenants set forth in this Section 6 shall expire upon consummation of a Qualified IPO (as defined in the Shareholders' Agreement).

      SECTION 7. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS, ETC.

            All representations and warranties hereunder shall survive the Closing for a period of two years and thereafter shall terminate. All statements contained in any certificate or other instrument delivered by the Corporation or by an officer on behalf of the Corporation through the date hereof pursuant to this Agreement, any agreement delivered in connection herewith, or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Corporation under this Agreement. All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative, and in any event, so long as any of the shares of Preferred Stock are outstanding.

      SECTION 8. ADDITIONAL REMEDIES.

            In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement or any other agreement executed in connection herewith shall have been breached by the Corporation, and in case any claim is made against the Corporation by any shareholder that the securities issued to it by the Corporation were issued in violation of any state securities or "blue sky" laws, the Corporation agrees to indemnify, defend and hold the Purchasers harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses (including, without limitation, interest, penalties, fines, punitive damages and reasonable attorneys' fees and disbursement), arising out of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or covenants in this Agreement, or in the schedules and exhibits attached hereto or in any documents furnished by or on behalf of the Corporation or such violation of state securities or "blue sky" laws.

      SECTION 9. EXPENSES.

            The Corporation shall bear its own expenses and legal fees with respect to the transactions contemplated by the Operative Documents and shall pay, and save the Purchasers harmless against all liability for the payment of:
(a) all costs and other expenses incurred in connection with the GE Capital Equity Investments, Inc.'s due diligence, the preparation of the Operative Documents and the Corporation's performance of and compliance with all agreements and conditions contained therein on its part to be performed or complied with prior to the date hereof, including the fees and disbursements of counsel to the Purchasers for services rendered in connection therewith up to $50,000, (b) all costs and other expenses incurred by the Corporation in connection with delivering to the Purchasers the Preferred Stock, Warrants and the Common Stock upon conversion or exercise thereof, (c) the fees and disbursements of one counsel to the Purchasers for services rendered after the date hereof in connection with (i) any amendment or waiver with respect to any of the terms or conditions of any of the Operative Documents or (ii) the enforcement of the rights of the Purchasers pursuant to the terms and conditions of any of the Operative Documents if such enforcement results from a breach by the Corporation of any of its obligations under any of the Operative Documents. The Corporation further agrees that it shall pay, and shall save the Purchasers harmless from any and all liability with respect to, any stamp, issue or similar taxes which may be determined to be payable in connection with the execution, delivery, performance and/or issuance, as the case may be, of the Preferred Stock, the Warrants or the Common Stock upon conversion or exercise thereof, or any amendment or waiver of the terms or conditions of any of the Operative Documents. The Corporation shall reimburse the members of its board of directors, including any members designated by the holders of the Preferred Stock, for travel and other out-of-pocket expenses associated with their services as members of the board of directors, and shall reimburse the Purchasers for any expenses incurred by Purchasers on behalf of the Corporation.

      SECTION 10. ADDITIONAL PROVISIONS.

      10.1. Successors and Assigns.

            (a) This Agreement shall bind and inure to the benefit of the Corporation and the Purchasers, and the respective successors, assigns, transferees, heirs, executors and administrators of the Corporation and the Purchasers, provided that the covenants in Section 6 shall not inure to the benefit of any assignee or transferee of a Purchaser if the Corporation has reasonably withheld its consent (subject to clause (b) of this Section 10.1) to the assignment or transfer of the benefit of such covenants.

            (b) Not less than five (5) days prior to any proposed transfer of shares of Preferred Stock, the transferring Purchaser shall give written notice to the Corporation identifying the proposed transferee and the number of shares proposed to be transferred.

Unless within five (5) days of the receipt of such notice, the Corporation shall notify such Purchaser that it does not consent to the assignment or transfer of the benefit of the covenants in Section 6, the Corporation shall be deemed to have consented to the assignment or transfer.

      10.2. Entire Agreement.

            This Agreement (as amended from time to time) and the other writings referred to herein or delivered pursuant thereto (including all Schedules and Exhibits hereto) which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

      10.3. Notices.

            All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, by nationally-recognized overnight courier service or by telecopy, receipt confirmed, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

      If to the Corporation, to:

      AmericasDoctor.com, Inc.
      11403 Cronridge Drive, Suite 200
      Owings Mills, MD  21117
      Attention: Scott M. Rifkin, M.D.

      With copies to:

      Simpson Thacher & Bartlett
      425 Lexington Avenue
      New York, New York 10017
      Attention: Michael Nathan, Esq.

      And

      Rifkin, Livingston, Levitan & Silver, LLC
      Harbor Court, Suite 200
      575 South Charles Street
      Baltimore, MD 21201
      Attention: Jamie Eisenberg

      If to the Purchasers, to:

      GE Capital Equity Investments, Inc.
      120 Long Ridge Road
      Stamford, CT  06927
      Attention: General Counsel

      And:

      Tullis-Dickerson Capital Focus II, L.P.
      One Greenwich Plaza
      Greenwich, CT 06830
      Attention: Mr. Thomas P. Dickerson

      And:

      TD Origen Capital Fund, L.P.
      150 Washington Avenue, Suite 201
      Santa Fe, NM 87501
      Attention: J. Michael Schafer

      And:

      TD Javelin Capital Fund, L.P.
      2850 Cahaba Road, Suite 240
      Birmingham, AL 35223
      Attention: Lyle A. Hohnke

      With copies to:

      Fried, Frank, Harris, Shriver & Jacobson
      One New York Plaza
      New York, NY  10004
      Attention: Warren S. de Wied, Esq.

      And:

      Law Offices of Gloria M. Skigen
      One Greenwich Plaza, Third Floor
      Greenwich, CT  06830
      Attention: Gloria M. Skigen, Esq.

            All such notices, advises and communications shall be deemed to have been received (a) in the case of personal delivery or overnight courier service, on the date of such delivery, (b) in the case of telecopy, upon receipt of a confirmation report, and (c) in the case of mailing, on the third day after the posting thereof.

      10.4. Changes.

            The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the consent of the Corporation and the Purchasers, or their permitted transferees.

      10.5. Counterparts.

            This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      10.6. Headings.

            The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

      10.7. Nouns and Pronouns.

            Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the similar form of names and pronouns shall include the plural and vice-versa.

      10.8 Governing Law; Consent to Jurisdiction.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      10.9 Publicity.

            Each of the parties hereto agrees that it will make no statement regarding the transactions contemplated hereby which is inconsistent with any press release agreed to by the parties hereto. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with any regulatory body, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel.

      10.10. Severability.

            Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.11. Construction.

            The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits hereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf.

                                        THE CORPORATION:

                                        AMERICASDOCTOR.COM, INC.

                                        By: /s/ Scott M. Rifkin
                                           -------------------------------------
                                           Name: Scott M. Rifkin
                                           Title: Chief Executive Officer


                                        PURCHASERS:

                                        GE CAPITAL EQUITY INVESTMENTS, INC.

                                        By: /s/ Richard J. Miller
                                           -------------------------------------
                                           Name: Richard J. Miller
                                           Title: Senior Vice President


                                        TULLIS-DICKERSON CAPITAL FOCUS II, L.P.

                                        By: Tullis-Dickerson Partners II, LLC,
                                            its general partner

                                        By: /s/ Thomas P. Dickerson
                                           -------------------------------------
                                        Thomas P. Dickerson, Principal


                                        TD ORIGEN CAPITAL FUND, L.P.

                                        By: TD II Regional Partners, Inc.,
                                            its general partner

                                        By: /s/ Thomas P. Dickerson
                                           -------------------------------------
                                        Thomas P. Dickerson, Vice President

                                        TD JAVELIN CAPITAL FUND, L.P.

                                        By: JVP, L.P., its general partner

                                             By:  JVP, Inc., its general partner

                                             By: /s/ Thomas P. Dickerson
                                                --------------------------------
                                                Thomas P. Dickerson,
                                                Vice President

                                                                       Exhibit F

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY REFERRED TO AS THE "ACTS") AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACTS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND WITHOUT A VIEW TO DISTRIBUTION. THE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED EXCEPT
            (i) UPON REGISTRATION PURSUANT TO THE ACTS, OR (ii) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE RESPECTIVE REGISTRATION PROVISIONS OF THE ACTS, UPON RECEIPT BY THE ISSUER OF AN OPINION OF ACCEPTABLE COUNSEL THAT REGISTRATION UNDER THE ACTS, OR ANY OF THEM, IS NOT REQUIRED FOR RESALE OR TRANSFER."

                                                                      Schedule A

Purchasers

                                                                               Aggregate
                                Preferred     Common Stock     Preferred       Purchase
Name and Address                  Stock         Warrants     Stock Warrants      Price
----------------                  -----         --------     --------------      -----
GE Capital Equity                 75,551           tbd          25,183       $4,999,965.12
Investments, Inc.
120 Long Ridge Road, CT
06927
Stamford

TD Javelin Capital Fund,           4,722           tbd           1,574         $312,501.96
L.P.
2850 Cahaba Road, Suite 240
Birmingham, AL  35223

TD Origen Capital Fund, L.P.       4,722           tbd           1,574         $312,501.96
One Technology Center
1155 University Blvd., S.E.
Albuquerque, NM  87106

Tullis-Dickerson Capital          28,332           tbd           9,444       $1,875,011.70
Focus II, L.P.                   -------           ---
One Greenwich Plaza
Greenwich, CT  06830

         TOTAL:                  113,327                        37,775       $7,499,980.62


                                      -1-